As filed with the Securities and Exchange Commission on February 17, 1999

                                                  Registration No.


                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                FORM 8-A
          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934





                   PROVANTAGE HEALTH SERVICES, INC.
       (Exact name of registrant as specified in its charter)


               Delaware                                54-1508848
(State of incorporation or organization) (I.R.S. Employer Identification No.)



13555 Bishops Court, Suite 201, Brookfield, Wisconsin     53005
(Address of principal executive offices)               (Zip Code)




   Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                Name of each exchange in which
   to be so registered                each class is to be registered
           None                                    None



         If this Form relates to the registration of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
         Act and is effective pursuant to General Instruction
         A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                 333-71743
                             (if applicable)

      Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, $.01 par value
                            (Title of Class)

                   Preferred Share Purchase Rights
                            (Title of Class)

           INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
          Registered.

     Descriptions of the Common Stock, $.01 par value, and the Preferred Share Purchase Rights of
     ProVantage Health Services, Inc. (the
     "Registrant") to be registered hereunder are contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Registrant with the Commission on February 4, 1999 (File No. 333-71743) (the "Form S-
     1 Registration Statement"), which descriptions, including amendments thereto, are incorporated herein by reference.

Item 2.   Exhibits.

     The following exhibits are incorporated herein by reference as part of this Registration Statement:

     1.Restated Certificate of Incorporation
       (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

     2.Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Form S-1
       Registration Statement).

       3.   Form of Common Stock Certificate
       (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

       4.   Rights Agreement between the Registrant
       and Norwest Bank Minnesota, N.A., as Rights
       Agent (incorporated by reference to Exhibit 4.2 to the Form S-1 Registration Statement).

                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)   ProVantage Health Services, Inc.

Date:          February 16, 1999

By:            /s/  Patricia Nussle
               ----------------------
               Patricia Nussle
               Vice President _ Legal Affairs
               ProVantage Health Services, Inc.

                Form 8-A Exhibit Index


Exhibit Number              Description


     1.          Restated Certificate of Incorporation
                 (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

     2. Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Form S-1
                 Registration Statement).

       3.        Form of Common Stock Certificate
                 (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

       4.        Rights Agreement between the Registrant
                 and Norwest Bank Minnesota, N.A., as Rights
                 Agent (incorporated by reference to Exhibit 4.2 to the Form S-1 Registration Statement).